Independent Auditors' Consent

         We  consent  to the  incorporation by reference in  this
Post-Effective  Amendment  No. 4 to Registration   Statement  (No.   33-48606)
of The 59 Wall Street Tax Free Short/Intermediate Fixed Income Fund (a series of The 59 Wall Street Trust) of our report dated August 9, 1996 appearing in the Annual Report to Shareholders for the year ended June 30, 1996, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is a part of such Registration Statement.


/s/DELOITTE & TOUCHE LLP

Boston, Massachusetts
October 29, 1996